Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aralez Pharmaceuticals Inc. (“Aralez”) on Form 10-Q for the period ending March 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Adrian Adams, Chief Executive Officer of Aralez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aralez.

Date:  May 9, 2017

/s/ Adrian Adams
Adrian Adams
Chief Executive Officer

This certification is being furnished to the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Aralez for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that Section. This certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Aralez specifically incorporates it by reference.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Aralez and shall be furnished to the Securities and Exchange Commission or its staff upon request.